EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Zhu Hong, Chief Executive Officer of Fountain Healthy Aging, Inc., certify, as of the dates hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Fountain Healthy Aging, Inc. on Form 10-K for the fiscal years ended December 31, 2020 and 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Fountain Healthy Aging, Inc. at the dates and for the periods indicated.

Date: April 15, 2021

By:	/s/ Zhu Hong
Zhu Hong
Chief Executive Officer
(Principal Executive Officer)

I, Zhu Hong, Chief Financial Officer of Fountain Healthy Aging, Inc., certify, as of the dates hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Fountain Healthy Aging, Inc. on Form 10-K for the fiscal years ended December 31, 2020 and 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Fountain Healthy Aging, Inc. at the dates and for the periods indicated.

Date: April 15, 2021

By:	/s/ Zhu Hong
Zhu Hong
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Fountain Healthy Aging, Inc. and will be retained by Fountain Healthy Aging, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.